Exhibit 24

SECTION 16

POWER OF ATTORNEY

Harin Ananda de Silva

The undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned’s true and lawful attorney in fact to:

1.	as may be required, prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

2.	execute for and on behalf of the undersigned, in the undersigned’s capacity as a Section 16 reporting person of the applicable companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, established by Pacific Investment Management Company LLC (“PIMCO”), for which the undersigned becomes a Section 16 reporting person (each, a “Company”), Forms 3, 4, and 5 in accordance with Section 16 of the Exchange Act, and the rules thereunder;

3.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact’s discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature or otherwise.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by any Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of May, 2025.

/s/ Harin Ananda de Silva
Harin Ananda de Silva

SCHEDULE A

COMPANY NAME AND SYMBOL*

1. PCM FUND, INC.	PCM
2. PIMCO CALIFORNIA MUNICIPAL INCOME FUND	PCQ
3. PIMCO CORPORATE & INCOME STRATEGY FUND	PCN
4. PIMCO CORPORATE & INCOME OPPORTUNITY FUND	PTY
5. PIMCO DYNAMIC INCOME FUND	PDI
6. PIMCO INCOME STRATEGY FUND	PFL
7. PIMCO INCOME STRATEGY FUND II	PFN
8. PIMCO GLOBAL STOCKSPLUS & INCOME FUND	PGP
9. PIMCO HIGH INCOME FUND	PHK
10. PIMCO MUNICIPAL INCOME FUND	PMF
11. PIMCO NEW YORK MUNICIPAL INCOME FUND II	PNI
12. PIMCO STRATEGIC INCOME FUND, INC.	RCS
13. PIMCO FLEXIBLE CREDIT INCOME FUND	PFLEX
14. PIMCO FLEXIBLE MUNICIPAL INCOME FUND	PMFLX
15. PIMCO DYNAMICINCOME STRATEGY FUND	PDX
16. PIMCO DYNAMIC INCOME OPPORTUNITIES FUND	PDO
17. PIMCO FLEXIBLE EMERGING MARKETS INCOME FUND	EMFLX
18. PIMCO ACCESS INCOME FUND	PAXS
19. PIMCO CALIFORNIA FLEXIBLE MUNICIPAL INCOME FUND	CAFLX
20. PIMCO CAPITAL SOLUTIONS BDC CORP.
21. PIMCO FLEXIBLE REAL ESTATE INCOME FUND	REFLX
22. PIMCO MUNICIPAL CREDIT INCOME FUND	PMC
23. PIMCO ASSET-BASED LENDING COMPANY LLC

*While one ticker symbol per Company is listed, this Power of Attorney covers all ticker symbols of each Company.

INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,

WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION

1.       Keisha L. Audain-Pressley, Chief Compliance Officer of the Companies, Executive Vice President and Deputy Chief Compliance Officer of PIMCO

2.       Katie DeFriese, Senior Vice President, Senior Compliance Officer of PIMCO

3.       Ryan Leshaw, Chief Legal Officer and Secretary of the Companies, Executive Vice President, Senior Counsel of PIMCO

4.      Timothy Bekkers, Senior Vice President of PIMCO

5.       Keri Nakawatase, Manager, Regulatory Legal and Compliance of PIMCO